UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
______________________________________________________________________________________________________

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
July 12, 2021 (July 7, 2021)
Date of Report (Date of earliest event reported)
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FIRST INDUSTRIAL REALTY TRUST, INC.
FIRST INDUSTRIAL, L.P.
(Exact name of registrant as specified in its charter)
 _____________________________________________________________________________________________________

First Industrial Realty Trust, Inc.	Maryland	1-13102	36-3935116
First Industrial, L.P.	Delaware	333-21873	36-3924586
	(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 North Wacker Drive, Suite 4200
Chicago, Illinois 60606
(Address of principal executive offices, zip code)

(312) 344-4300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	FR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01: Entry into a Material Definitive Agreement.
On July 7, 2021, First Industrial Realty Trust, Inc. (the "Company") and First Industrial, L.P. (the "Operating Partnership") entered into an amendment and restatement (the "New Credit Facility") of that certain Third Amended and Restated Unsecured Revolving Credit agreement, dated as of October 31, 2017, by and among the Operating Partnership, as borrower, the Company, as guarantor, Wells Fargo Bank, National Association ("Wells Fargo"), individually and as administrative agent, and the other lenders thereunder (the "Prior Credit Facility").
The New Credit Facility provides for up to $750.0 million of revolving borrowings by the Operating Partnership, which is an increase of $25.0 million to the maximum amount of revolving borrowings under the Prior Credit Facility. The Operating Partnership may request the New Credit Facility be increased by up to $250.0 million, subject to certain conditions, to an aggregate $1 billion of revolving borrowings, which is equal to the maximum amount to which the Prior Credit Facility could be expanded. The New Credit Facility provides for interest-only payments initially at LIBOR plus 77.5 basis points and a facility fee of 15 basis points. The rate and facility fee is subject to adjustment based on the Company’s leverage and investment grade rating. As of July 7, 2021, the Prior Credit Facility provided for interest-only payments at LIBOR plus 110 basis points and a facility fee of 15 basis points. The New Credit Facility matures on July 7, 2025, unless extended pursuant to two six-month extension options at the Operating Partnership’s election, subject to certain conditions. The Company has fully and unconditionally guaranteed payment of borrowings under the New Credit Facility.
In connection with the foregoing, on July 7, 2021, the Company and the Operating Partnership also entered into an amendment and restatement (the "2021 Term Loan") of that certain Unsecured Term Loan agreement, dated as of July 15, 2020, by and among the Operating Partnership, as borrower, the Company, as general partner and guarantor, Wells Fargo, individually and as administrative agent and the other lenders thereunder (the "Prior Term Loan").
The 2021 Term Loan provides for a $200.0 million unsecured term loan which is equal to the amount of the Prior Term Loan. The 2021 Term Loan allows the Operating Partnership to, subject to certain conditions, request incremental term loans in an aggregate amount up to $260.0 million which would expand the aggregate borrowings under the 2021 Term Loan to an amount of up to $460.0 million, which is $160.0 million more than the maximum aggregate amount to which the Prior Term Loan could be expanded. The 2021 Term Loan provides for interest-only payments initially at LIBOR plus 85 basis points. The rate is subject to adjustment based on the Company’s leverage and investment grade rating. As of July 7, 2021, the Prior Term Loan provided for interest-only payments at LIBOR plus 150 basis points. The 2021 Term Loan matures on July 7, 2026. The Company has fully and unconditionally guaranteed payment of borrowings under the 2021 Term Loan.
Each of the New Credit Facility and the 2021 Term Loan also (i) incorporates customary methodology for determining a replacement benchmark rate in the event that LIBOR becomes unavailable to use as a benchmark rate and (ii) includes a sustainability-linked pricing metric which permits an interest rate reduction by meeting a target related to environmental sustainability, specifically at least 25% of the Company’s aggregate investment incurred with respect to completed development projects in a particular year being incurred with respect to completed development projects that achieve LEED certification.
The initial interest rate on both the New Credit Facility and the 2021 Term Loan is based on the BBB+/Baa1 credit ratings level, even though the Company's current ratings are BBB/Baa2. This favorable interest rate will be maintained provided that the Company's consolidated leverage ratio, as defined in the respective agreements, remains less than 32.5%.
The Operating Partnership intends to use the New Credit Facility for general business purposes, including, without limitation, working capital needs, repayment of indebtedness and the acquisition and development of property. The 2021 Term Loan has been used to repay the Prior Term Loan scheduled to mature on July 15, 2021.
Each of the Company and the Operating Partnership has had or may have with one or more of the lenders party to the New Credit Facility and 2021 Term Loan customary banking relationships through which a variety of financial services are, were or will be provided, including investment banking, underwriting, lending, commercial banking, treasury management, trustee and other advisory services, and for which such lenders will receive or have received customary fees and expenses.
In connection with the foregoing, on July 7, 2021, the Company and the Operating Partnership also entered into an amendment (such amendment, the “2015 Term Loan Amendment”) to that certain Unsecured Term Loan agreement, dated as of September 11, 2015 by and among the Operating Partnership, as borrower, the Company, as guarantor, Wells Fargo, individually and as administrative agent, and the other lenders thereunder (as amended from time to time, the “2015 Term Loan Agreement”). The 2015 Term Loan Amendment made certain changes to the covenants and other provisions of the 2015 Term Loan Agreement to conform those covenants and other provisions to the terms of the New Credit Facility and the 2021 Term

Loan. The 2015 Term Loan Amendment, however, did not modify the maturity date or pricing terms of the 2015 Term Loan Agreement.
The foregoing descriptions of the New Credit Facility, the 2021 Term Loan and the 2015 Term Loan Amendment do not purport to be complete and are qualified in their entirety by reference to the New Credit Facility filed as Exhibit 10.1 hereto, the 2021 Term Loan filed as Exhibit 10.2 hereto and the 2015 Term Loan Amendment filed as Exhibit 10.3 hereto.
Item 2.03: Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant .
The information set forth in Item 1.01 is incorporated herein by reference.
Item 7.01: Regulation FD Disclosure.
On July 7, 2021, the Company issued a press release with respect to the execution of the New Credit Facility and the 2021 Term Loan. A copy of the press release is attached and incorporated by reference as Exhibit 99.1.
The information furnished in this report under this Item 7.01, including the Exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing

Item 9.01. Financial Statements and Exhibits.
    (d) Exhibits. The following are filed herewith:

Exhibit No.	Description

10.1
Fourth Amended and Restated Unsecured Revolving Credit Facility Agreement, dated as of July 7, 2021, among First Industrial, L.P., First Industrial Realty Trust, Inc., Wells Fargo Bank, National Association and the other lenders thereunder

10.2
Amended and Restated Unsecured Term Loan Agreement, dated as of July 7, 2021, among First Industrial, L.P., First Industrial Realty Trust, Inc., Wells Fargo Bank, National Association, PNC Bank, National Association, and the other lenders thereunder

10.3
Third Amendment, dated as of July 7, 2021, to Unsecured Term Loan Agreement, dated as of September 11, 2015, among First Industrial, L.P., First Industrial Realty Trust, Inc., Wells Fargo Bank, National Association and the other lenders party thereto

99.1	First Industrial Realty Trust, Inc. Press Release dated July 7, 2021 (furnished pursuant to Item 7.01)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC.

By:	/s/ JENNIFER MATTHEWS RICE
Jennifer Matthews Rice General Counsel

FIRST INDUSTRIAL, L.P.

By:	FIRST INDUSTRIAL REALTY TRUST, INC.
as general partner

By:	/s/ JENNIFER MATTHEWS RICE
Jennifer Matthews Rice General Counsel

Date: July 12, 2021